UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2022

Arcosa, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware		001-38494	82-5339416
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

500 N. Akard Street, Suite 400
Dallas,	Texas		75201
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (972) 942-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	ACA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 3, 2022, the Arcosa, Inc. (“Arcosa”) Board of Directors approved the 2022 Change in Control Severance Plan (the “CIC Plan”). The CIC Plan replaced the prior Change in Control Severance Plan from 2018 which expired under its own terms on December 6, 2021.
The CIC Plan applies to the Arcosa Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, each group president, and other employees designated by the Human Resources Committee of the Board of Directors. The CIC Plan has a three-year term that automatically renews with one-year extensions unless notice of termination is otherwise provided by Arcosa.
The CIC Plan contains a “double trigger” provision that requires both a change in control of Arcosa and a qualifying termination of the participant’s employment before compensation will be paid under the CIC Plan or for acceleration of equity awards that are granted after December 6, 2018. Pursuant to the CIC Plan, if a participant’s employment is terminated by Arcosa without “Cause” or by the participant for “Good Reason,” in each case, within six months prior to and in connection with a “Change in Control” or within two years following a “Change in Control” (each, as defined in the CIC Plan), then:
•the participant will receive a lump-sum cash severance payment equal to (i)(x) the sum of the participant’s annual base salary and target annual incentive bonus, or, if higher and the Change in Control or date of termination occurs more than six months into a fiscal year, the annual incentive bonus payable based on actual performance, multiplied by (y) three for the Chief Executive Officer, two for the Chief Financial Officer, the Chief Legal Officer, and business group presidents, and 1.5 for all other participants; plus (ii) a prorated annual incentive bonus for the year in which the termination occurs based on target performance;
•all then-outstanding and unvested stock awards that were granted after December 6, 2018 will become 100% vested;
•all benefits under any then-outstanding retirement or deferred compensation arrangements will become 100% vested; and
•for 24 months following the participant’s termination, (i) the participant will continue to receive medical, dental, vision, health, and life insurance benefits no less favorable than were provided prior to termination, provided that such coverage will cease if the participant obtains comparable coverage under a subsequent employer’s benefit plan; and (ii) the participant will receive executive level outplacement services, up to a maximum of $15,000.
The participants are required to execute a release in favor of Arcosa in exchange for receiving CIC Plan benefits. Pursuant to the CIC Plan, each participant is subject to non-competition, non-solicitation, and non-recruitment covenants for 12 months following termination of employment as well as confidentiality obligations and non-disparagement covenants that survive indefinitely.
The CIC Plan does not include excise tax gross ups. In the event payments under the CIC Plan would trigger the “golden parachute” excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, such payments will be reduced if such reduction would result in a greater after-tax benefit to the participant.
The foregoing description of the CIC Plan does not purport to be complete and is qualified in its entirety by the full text of the CIC Plan, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Arcosa, Inc. 2022 Change in Control Severance Plan, dated March 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcosa, Inc.
(Registrant)

March 7, 2022	By:	/s/ Gail M. Peck
Name: Gail M. Peck
Title: Chief Financial Officer